UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2023

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 401 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2023, Viridian Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase an aggregate of 8,789,022 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per share of $12.38 (the closing price of the Company’s common stock on October 27, 2023), and 92,312 shares of the Company’s Series B non-voting convertible preferred stock (the “Preferred Shares”), par value $0.01 per share, at a price per share of $825.3746, for an aggregate purchase price of approximately $185 million. Each Preferred Share is convertible into 66.67 shares of Common Stock, subject to certain beneficial ownership limitations. The Private Placement is expected to close on November 1, 2023 (the “Closing Date”).

The Securities Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing. Also on October 30, 2023, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission no later than thirty days following the Closing Date, and to use its commercially reasonable efforts to have the registration statement declared effective thirty days thereafter, subject to certain specified penalties if timely effectiveness is not achieved.

The securities to be issued and sold to Purchasers under the Securities Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Jefferies, Evercore ISI and Stifel are acting as lead placement agents for the Private Placement. LifeSci Capital LLC and Wedbush PacGrow are also acting as co-placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The sale of the securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company intends to use the net proceeds from the Private Placement to fund pipeline programs, including its FcRn portfolio, and for general corporate purposes and working capital.

The foregoing descriptions of the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Securities Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer and Director

On October 30, 2023, the Company announced the appointment of Stephen Mahoney as the Company’s President and Chief Executive Officer, effective immediately. Mr. Mahoney was also appointed to the Company’s Board of Directors (the “Board”) as a Class III Director to serve until the Company’s 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Mr. Mahoney, age 52, most recently served as Chief Financial and Operating Officer of Magenta Therapeutics, Inc. (now Dianthus Therapeutics, Inc. (Nasdaq: DNTH)), a biotechnology company, from November 2020 to September 2023, where he was responsible for overseeing all financial and operational aspects of Magenta, and was named President in February 2023 in connection with Magenta’s restructuring plan. Mr. Mahoney has more than 20 years of global biotechnology sector industry experience. Prior to joining Magenta, Mr. Mahoney served as President and Chief Operating Officer of Kiniksa Pharmaceuticals, Ltd. (Nasdaq: KNSA), a biopharmaceutical company, from August 2015 to November 2019, where he was responsible for overseeing all operational aspects of Kiniksa, including advancement of its existing programs, and as a senior advisor from November 2019 through December 2019. Prior to joining Kiniksa. Mr. Mahoney served as Chief Commercial Officer, among other executive titles of increasing responsibilities, at Synageva BioPharma Corp. Prior to joining Synageva, he was Regional Director, Legal – Asia Pacific Region for Genzyme Corporation, following other roles for the organization, and an associate at Mintz Levin, a law firm. Mr. Mahoney holds an M.B.A. from the Boston College Carroll School of Management, a J.D. from Boston College Law School and a B.A. from Colorado College.

The Company entered into an employment agreement with Mr. Mahoney pursuant to which he will serve as the Company’s President and Chief Executive Officer (the “Mahoney Employment Agreement”). The Mahoney Employment Agreement provides that Mr. Mahoney will serve as an at-will employee. Mr. Mahoney will receive an annualized base salary of $650,000. He will be eligible to earn discretionary annual cash bonuses with a target bonus opportunity of 55% of his base salary. Such bonus is subject to Mr. Mahoney’s continued performance through the end of the applicable performance period and achievement of the applicable performance targets and goals. Mr. Mahoney is eligible to participate in the employee benefit plans and programs provided to the Company’s senior executives. Mr. Mahoney is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he was granted an option to purchase 1,259,400 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Capital Market (“Nasdaq”) on October 30, 2023 (the “Mahoney Initial Equity Award”). The Mahoney Initial Equity Award was granted outside of the Company’s current equity plan, but is subject to terms and conditions generally consistent with those in the Viridian Therapeutics, Inc. Amended & Restated 2016 Equity Incentive Plan. The shares underlying the option vest and become exercisable as follows: one quarter of the underlying shares on the first anniversary of October 30, 2023 and then in equal monthly installments thereafter over the following 36 months, subject to Mr. Mahoney’s continued service to the Company.

Under the Mahoney Employment Agreement, upon a termination of Mr. Mahoney’s employment by the Company without Cause or by Mr. Mahoney for Good Reason (as such terms are defined therein), Mr. Mahoney will be entitled to receive (i) an amount equal to his annual base salary in effect immediately prior to the termination, payable in equal installments for a period of 18 months, (ii) a pro-rated bonus at the greater of actual or target level of performance, (iii) reimbursement of COBRA coverage for up to 18 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage), and (iv) the Mahoney Initial Equity Award will immediately vest the equivalent of 12 months. Such payments and benefits are subject to Mr. Mahoney continuing to comply with his obligations under the Mahoney Employment Agreement and Company’s form of Invention Assignment, Non-Disclosure, and Business Protection Agreement; his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants.

Under the Mahoney Employment Agreement, in the event of a Change of Control (as defined therein), upon a termination of Mr. Mahoney’s employment by the Company without Cause or by Mr. Mahoney for Good Reason during the one month period prior to, on or within the 12 months following the consummation of a Change of Control, subject to his compliance with the severance conditions described above, Mr. Mahoney will be entitled to the benefits described in the paragraph above except that all equity awards held by Mr. Mahoney will accelerate and become fully as of the date of termination.

In connection with the Mahoney Employment Agreement, Mr. Mahoney also entered into the Company’s form of Invention Assignment, Non-Disclosure, and Business Protection Agreement.

The foregoing summary of the Mahoney Employment Agreement does not purport to be a complete description of the Mahoney Employment Agreement and is qualified in its entirety by reference to the full text of the Mahoney Employment Agreement, which the Company intends to file with its quarterly report on Form 10-Q for the quarter ended September 30, 2023.

There are no arrangements or understandings between Mr. Mahoney and any other persons pursuant to which he was appointed as President and Chief Executive Officer and director of the Company. There are no family relationships between Mr. Mahoney and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

Also on October 30, 2023, the Company announced the appointment of Thomas Beetham as the Company’s Chief Operating Officer, effective immediately.

Mr. Beetham, age 54, served as Chief Legal Officer and Secretary of Magenta Therapeutics, Inc. (now Dianthus Therapeutics, Inc. (Nasdaq: DNTH)), a biotechnology company, from June 2021 to September 2023, where he was a member of the Magenta’s executive team and responsible for overseeing the legal and compliance functions. Mr. Beetham has more than 20 years of experience in operations, strategy, business development and legal across the biopharmaceutical industry. Prior to joining Magenta, Mr. Beetham served as Executive Vice President, Corporate Development and Operations, Chief Legal Officer and Secretary of Kiniksa Pharmaceuticals, Ltd. (Nasdaq: KNSA), a biopharmaceutical company, from November 2019 to June 2021, during which time he oversaw several functions including strategy, business development, legal, technical operations, medical affairs, quality, compliance, human resources, among others. Previously, Mr. Beetham served as Kiniksa’s Executive Vice President, Corporate Development, Chief Legal Officer and Secretary from December 2015 to November 2019, and before that as Senior Vice President in the same roles from Kiniksa’s formation in July 2015 to December 2015. Prior to joining Kiniksa, Mr. Beetham held various roles at Synageva BioPharma Corp. from October 2013 to June 2015, including serving as the Chief Legal Officer and Senior Vice President of Corporate Development. Prior to joining Synageva, Mr. Beetham served as General Legal Counsel of New England Biolabs, Inc. Prior to joining Biolabs, Mr. Beetham held various roles at Genzyme Corporation, including as the lead corporate attorney responsible for Genzyme’s hematology/oncology and multiple sclerosis products, and before that was a business and transactional attorney with the law firm of Palmer & Dodge, LLP. Mr. Beetham holds a J.D. from Boston College Law School, an M.B.A. from Boston College’s Carroll School of Management and a B.A. from the University of Rochester.

In connection with his appointment as Chief Operating Officer, Mr. Beetham entered into an employment agreement with the Company (the “Beetham Employment Agreement”). The Beetham Employment Agreement provides that Mr. Beetham will serve as an at-will employee. Mr. Beetham will receive an annualized base salary of $500,000. He will be eligible to earn discretionary annual cash bonuses with a target bonus opportunity of 45% of his base salary. Such bonus is subject to Mr. Beetham’s continued performance through the end of the applicable performance period and achievement of the applicable performance targets and goals. Mr. Beetham is eligible to participate in the employee benefit plans and programs provided to the Company’s senior executives. Mr. Beetham is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he was granted an option to purchase 474,400 shares of the Company’s common stock at an exercise price equal to the fair value of the Company’s common stock on Nasdaq on October 30, 2023 (the “Beetham Initial Equity Award”). The Beetham Initial Equity Award was granted outside of the Company’s current equity plan, but is subject to terms and conditions generally consistent with those in the Viridian Therapeutics, Inc. Amended & Restated 2016 Equity Incentive Plan. The shares underlying the option vest and become exercisable as follows: one quarter of the underlying shares on the first anniversary of October 30, 2023 and then in equal monthly installments thereafter over the following 36 months, subject to Mr. Beetham’s continued service to the Company.

Under the Beetham Employment Agreement, upon a termination of Mr. Beetham’s employment by the Company without Cause or by Mr. Beetham for Good Reason (as such terms are defined therein), Mr. Beetham will be entitled to receive (i) an amount equal to his annual base salary in effect immediately prior to the termination, payable in equal installments for a period of 12 months, (ii) a pro-rated bonus at the greater of actual or target level of performance, (iii) reimbursement of COBRA coverage for up to 12 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage), and (iv) the Beetham Initial Equity Award will immediately vest the equivalent of 12 months. Such payments and benefits are subject to Mr. Beetham continuing to comply with his obligations under the Beetham Employment Agreement and Company’s form of Invention Assignment, Non-Disclosure, and Business Protection Agreement; his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants.

Under the Beetham Employment Agreement, in the event of a Change of Control (as defined therein), upon a termination of Mr. Beetham’s employment by the Company without Cause or by Mr. Beetham for Good Reason during the one month period prior to, on or within the 12 months following the consummation of a Change of Control, subject to his compliance with the severance conditions described above, Mr. Beetham will be entitled to the benefits described in the paragraph above except that all equity awards held by Mr. Beetham will accelerate and become fully as of the date of termination.

In connection with the Beetham Employment Agreement, Mr. Beetham also entered into the Company’s form of Confidential Information, Inventions, Non-Solicitation, and Non-Compete Agreement and form of Indemnification Agreement.

The foregoing description of the Beetham Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Beetham Employment Agreement, which the Company intends to file with its quarterly report on Form 10-Q for the quarter ended September 30, 2023.

There are no arrangements or understandings between Mr. Beetham and any other persons pursuant to which he was appointed as Chief Operating Officer of the Company. There are no family relationships between Mr. Beetham and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of President and Chief Executive Officer

Also on October 30, 2023, the Company announced that Scott Myers ceased serving as President and Chief Executive Officer of the Company, effective October 29, 2023. The Company intends to enter into a standard separation and release agreement with Mr. Myers, pursuant to which he is entitled to receive certain severance benefits consistent with an “Involuntary Termination” under his employment agreement dated December 29, 2022, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2023. The payment of such benefits is conditioned upon the general release in favor of the Company included in the separation and release agreement becoming effective.

Mr. Myers’ departure was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On October 30, 2023, the Company issued a press release announcing the Private Placement, the appointment of Mr. Mahoney as President and Chief Executive Officer and a member of the Board, the appointment of Mr. Beetham as Chief Operating Officer and certain other corporate updates. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated October 30, 2023, by and between the Company and the Purchasers signatory thereto.

10.2	Registration Rights Agreement, dated October 30, 2023, by and between the Company and the Purchasers signatory thereto.

99.1	Press release, dated October 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: October 30, 2023	By:	/s/ Seth Harmon
Seth Harmon
Senior Vice President of Finance and Accounting